UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 18, 2007

ENVIROSAFE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-52407	94-3251254
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 Naner Street, Wanshou Road, Suite 602
Haizhu District, Guangzhou, P. R. China
 (Address of principal executive offices)

Registrant’s telephone number, including area code: (954) 424-2345

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

    This Current Report on Form 8-K is filed by Envirosafe Corporation, a Delaware corporation (the “Registrant” or “Company”), in connection with the items set forth below.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

    As of June 18, 2007, the Registrant and predecessor of the Registrant, executed a Plan of Exchange (the "Agreement"), between and among the Registrant, Si Chuan Da Zhu Fu Da Zhu Ma Fang Zhi You Xian Gong Si, a corporation organized and existing under the laws of the Peoples' Republic of China ("Da Zhu Fu Da"), the shareholders of Da Zhu Fu Da (the "Da Zhu Fu Da Shareholders") and the Majority Shareholder of the Registrant (the "Majority Shareholder").  An executed copy of the Agreement is attached hereto as Exhibit 10.1.

    Pursuant to the terms of the Agreement, The transaction will not immediately close but shall be conditioned upon: (1) Registrant and Registrant Shareholders’ settlement of all liabilities of Registrant (2) the deposit of 632,250 shares of Common Stock into the account of Escrow Agent in exchange for payments totaling $550,000, and (3) issuance of the 30,000,000 new shares of Common Stock and deposit of the same into the account of Escrow Agent. Upon completion of the exchange, Da Zhu Fu Da will be a 100% owned subsidiary of Registrant.

    Upon the delivery of 30,632,250 shares of Common Stock of Registrant (including 632,250 common shares from the Majority Shareholder) to Da Zhu Fu Da Shareholders, Da Zhu Fu Da Shareholders will hold a 'controlling interest' in Registrant representing approximately 98.4% of the then issued and outstanding common shares of Registrant. Furthermore, the designees of Da Zhu Fu Da will be appointed to the Board of Directors after the Closing. Subsequent to the appointment of Da Zhu Fu Da designees, the current management of Registrant will resign from the Board of Directors.

    Mr. Bryan Kuskie ("Mr. Kuskie"), the former president of Registrant, shall obtain 500,000 shares of Registrant as the settlement of prior services pursuant to the Agreement.

    It is important to note that Mr. Kuskie had no pre-existing material relationship of any kind with Da Zhu Fu Da or the Da Zhu Fu Da Shareholders prior to the Agreement described herein.

    Registrant has agreed to use its best efforts to insure the escrow conditions under the Escrow Agreement will be satisfied as promptly as practicable so that the closing conditions under Agreement will occur.

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ITEM 5.01 CHANGES IN CONTROL OF THE REGISTRANT

    Accordingly, there has been a change of control of the Registrant. The resignation of Mr. Kuskie as President of Corporation and Chairman of Board of Directors of Corporation was approved by the Board of Directors and effective immediately.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

    Simultaneously upon the resignation of Mr. Kuskie as President and Chairman of the Board of Directors of the Registrant, Mr. Zhan, Guo Qiang was appointed as the new President and Director of our Company.  All the resignation and new appointments were approved by the Board of Directors, effective immediately.

Biography for the newly appointed director

Zhan, Guo Qiang – President and Director

Mr. Zhan has been working in managerial positions in the areas of marketing, administration, and live performance planning. In 2005, Mr. Zhan successfully organized a Gala Charity Dinner Show “Concert 2005—Supporting Beijing Olympics Construction” in the China Hotel, a five-star Marriott alliance member in located in Guangzhou, China. His outstanding organizational and marketing expertise was instrumental to the success of the Gala Show and charity fund raiser (reaching RMB2 million). In 2006, Mr. Zhan organized and produced the 2006 New Year Celebration Concert—Sound of the Spirit in Shenyang, the capital city of Liaoning province in China. The symphony concert was extremely popular and received full support from the local government.

Mr. Zhan currently holds 632,250 shares of the Registrant, representing approximately 55% of the issued and outstanding shares.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

10.1   Plan of Exchange, dated June 18, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIROSAFE CORPORATION

Date: July 2, 2007	/s/ Zhan, Guo Qiang
Zhan, Guo Qiang

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